Exhibit 99.2

DISCLAIMER Disclaimer This presentation (the “Presentation”) is being made in connection with a potential offering and transaction (the “Business Combination”) between Aurora Innovation, Inc. (“Aurora”) and Reinvent Technology Partners Y (“Reinvent”). Confidentiality The information in this Presentation is highly confidential and is being provided to you solely in your capacity as a potential investor in Reinvent in connection with the potential Business Combination. The distribution of this Presentation by an authorized recipient to any other person is unauthorized. Any photocopying, disclosure, reproduction or alteration of the contents of this Presentation and any forwarding of a copy of this Presentation or any portion of this Presentation to any person is prohibited. The recipient of this Presentation and its directors, partners, officers, employees, attorney(s), agents and representatives (“recipient”) shall keep this Presentation and its contents confidential, shall not use this Presentation and its contents for any purpose other than as expressly authorized by Aurora and Reinvent and shall be required to return or destroy all copies of this Presentation or portions thereof in its possession promptly following request for the return or destruction of such copies. By accepting delivery of this Presentation, the recipient is deemed to agree to the foregoing confidentiality requirements. No Offer or Solicitation This Presentation and any statements made in connection with this Presentation are for informational purposes only and are neither offers to sell or purchase, nor solicitations of an offer to sell, buy or subscribe for any securities in any jurisdiction, nor are they solicitations of any vote relating to the potential Business Combination or otherwise in any jurisdiction, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No Representations and Warranties This Presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential investment in Reinvent relating to the potential Business Combination and for no other purpose. The recipient acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. Aurora and Reinvent assume no obligation to update or keep current the information contained in this Presentation, to remove any outdated information or to expressly mark it as being outdated. No securities commission or securities regulatory authority or other regulatory body or authority in the United States or any other jurisdiction has in any way passed upon the merits of, or the accuracy and adequacy of, any of the information contained in this Presentation. This Presentation does not purport to contain all of the information that may be required to evaluate an investment relating to the potential Business Combination, and any recipient should conduct its own independent analysis of Aurora and Reinvent and the data contained or referred to in this Presentation. The recipient agrees and acknowledges that this Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute legal, accounting, business or tax advice and recipient should consult its own professional advisors as to the legal, accounting, business, tax, financial and other matters contained herein. No representation or warranty, express or implied, is or will be given by Aurora or Reinvent or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation (including as to the accuracy or reasonableness of statements, estimates, targets, projections, assumptions or judgments) or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the potential Business Combination. Accordingly, none of Aurora, Reinvent or any of their respective affiliates, directors, officers, employees, or advisers or any other person shall be responsible or liable whatsoever for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in, or omission from, this Presentation and any such liability is expressly disclaimed. Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about forecasted future financial and operating results, plans, objectives, expectations and intentions with respect to future operations, products and services and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “forecast,” “believe,” “intend,” “plan,” “projection,” “outlook,” “budget,” “may,” “will,” “could,” “should,” “predicts,” “potential,” “continue” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Aurora’s industry and market size, future opportunities for Aurora’s business and its estimated future results, and regarding the potential Business Combination, including implied enterprise value, the expected post-closing ownership structure and the likelihood and ability of the parties to successfully consummate the potential Business Combination. Such forward-looking statements are based upon the current beliefs and expectations of the management of each of Aurora and Reinvent and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of the parties. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements and consequently, you should not rely on these forward-looking statements as predictions of future events. ©2021 | Aurora Confidential and Proprietary 2

DISCLAIMER Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. There may be additional risks that neither Aurora nor Reinvent currently know or that Aurora and Reinvent currently believe are immaterial that could also cause actual results of Aurora to differ from those contained in the forward-looking statements. Consequently, there can be no assurance that the actual results or developments anticipated in this Presentation will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Aurora. Other unknown or unpredictable factors or factors currently considered immaterial also could have an adverse effect on Aurora’s actual results, including those risks and uncertainties indicated from time to time described in Reinvent’s registration on Form S-1, including those under “Risk Factors” therein, and the risks and uncertainties described in the proxy statement/prospectus on Form S-4 relating to the Business Combination, which is expected to be filed by Reinvent with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Reinvent from time to time with the SEC. Aurora and Reinvent caution that such list or lists of factors are not exclusive and you should not place undue reliance upon any forward-looking statements. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. All information set forth herein speaks only as of the date hereof in the case of information about Aurora and Reinvent or the date of such information in the case of information from persons other than Aurora or Reinvent, and Aurora and Reinvent expressly disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Presentation or to reflect any changes in their expectations or any change in events, conditions or circumstances on which any statement is based. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Forecast and Illustrative Scenarios This Presentation contains information with respect to Aurora’s projected results. This forecast is based on currently available information and Aurora estimates. None of Reinvent, Aurora nor any independent auditors have audited, or performed any procedures with respect to any information for the purpose of its inclusion in this Presentation, and accordingly, none of them express an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. Aurora does not undertake any commitment to update or revise any such information, whether as a result of new information, future events or otherwise. The assumptions and estimates underlying the above-referenced information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such information. While all financial projections, estimates and targets are necessarily speculative, Aurora and Reinvent believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Industry and Market Data The information contained herein also includes information provided by third parties. Any estimates or projections contained herein involve elements of subjective judgment and analysis that may or may not prove to be accurate. None of Aurora, Reinvent, their respective affiliates or any third parties that provide information to Aurora, Reinvent or their respective affiliates, such as market research firms, guarantee the accuracy, completeness, timeliness or availability of any information or are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such content. Aurora and Reinvent may have supplemented this information where necessary with information from Aurora’s own internal estimates, taking into account publicly available information about other industry participants and Aurora’s management’s best view as to information that is not publicly available. Neither Aurora nor Reinvent has independently verified the information provided by third parties. None of Aurora, Reinvent or their respective affiliates give any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein. While such information is believed to be reliable for the purposes used herein, none of Aurora, Reinvent, their respective affiliates or any of their respective directors, officers, employees, members, partners, stockholders, or agents makes any representation or warranty with respect to the accuracy of such information. Conflicts of Interest Reid Hoffman and Ian Smith are members of Aurora’s board of directors. Mr. Hoffman is also a co-founder and board observer of Reinvent and holds shares and warrants of Reinvent. Mr. Smith is also a managing director at Allen & Co., one of Aurora’s financial advisors who will receive a fee in connection with the closing of the Business Combination. Allen & Co., Mr. Smith and other employees of Allen & Co. also hold shares of Aurora and Allen & Co. has committed to invest $10 million in connection with the PIPE transaction described elsewhere in this presentation. ©2021 | Aurora Confidential and Proprietary 3

DISCLAIMER Disclaimer Certain Financial Measures This Presentation includes certain non-GAAP financial measures that Aurora’s management uses to evaluate Aurora’s operations, measure its performance and make strategic decisions. EBITDA and Free Cash Flow are non-GAAP financial measures. EBITDA is defined as net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, adjusted to exclude (i) provision for income taxes, (ii) interest income and expense, and (iii) depreciation and amortization expense. EBITDA is a performance measure that we use to assess our operating performance and the operating leverage in our business. Free Cash Flow is defined as net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity to management and investors that provides information about the amount of cash generated from our operations that, after the investments in property and equipment, can be used for strategic initiatives. Aurora and Reinvent believe that EBITDA and Free Cash Flow provide useful information to investors and others in understanding and evaluating Aurora’s operating results in the same manner as management. However, EBITDA and Free Cash Flow are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for or superior to net income, operating profit, or any other operating performance measure or net cash provided in operations, which are calculated in accordance with GAAP. Using any such financial measure to analyze Aurora’s business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant and because they exclude significant expenses that are required by GAAP to be recorded in Aurora’s financial measures. In addition, although other companies in Aurora’s industry may report measures titled EBITDA, Free Cash Flow or similar measures, such financial measures may be calculated differently from how Aurora calculates such financial measures, which reduces their overall usefulness as comparative measures. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Because of these limitations, you should consider EBITDA and Free Cash Flow alongside other financial performance measures, including net income, net cash flow from operations and other financial results presented in accordance with applicable accounting standards. Changes and Additional Information in Connection with SEC Filing The information in this Presentation has not been reviewed by the U.S. Securities and Exchange Commission (the “SEC”) and certain information, such as the financial measures referenced above, may not comply in certain respects with SEC rules. As a result, the information in the registration statement Reinvent intends to file if the potential Business Combination proceeds may differ from this Presentation to comply with SEC rules. The registration statement/proxy statement and those other documents will include substantial additional information about Aurora and its business that is not contained in this Presentation. Once filed, the information about Aurora and its business in the registration statement/proxy statement will update and supersede the information included in this Presentation. Participation in Solicitation Aurora and Reinvent and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Reinvent’s shareholders in connection with the proposed Business Combination. Investors and security holders of Reinvent and Aurora are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC in their entirety when they become available because they will contain important information about the proposed Business Combination. Trademarks and Trade Names Aurora and Reinvent and their respective affiliates own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended in, and does not imply, a relationship with Aurora, Reinvent or any of their affiliates, or an endorsement or sponsorship by or of Aurora, Reinvent or such affiliates. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Aurora, Reinvent, their affiliates or any third parties whose trademarks are referenced herein will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor in these trademarks, service marks and trade names. Private Placement The securities to which this Presentation relates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. This Presentation relates to securities that Reinvent intends to offer in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this Presentation is accurate or complete. Any representation to the contrary is a criminal offense. ©2021 | Aurora Confidential and Proprietary 4

Delivering the benefits of self-driving technology safely, quickly, and broadly ©2021 | Aurora Confidential and Proprietary 5

Today’s Presenters CEO & CFO Reinvent ©2021 | Aurora Confidential and Proprietary 6

Overview Together, we believe Reinvent and Aurora will transform transportation ✓ founders ✓ Visionary founding team with unmatched industry and technical expertise ✓ We invest in markets where we have expertise and believe we can add value ✓ Massive autonomous transportation market with significant growth potential ✓ We invest in innovation-driven companies that create long term value ✓ Market-leading technology to enable products and services that transform the ✓ We look for business models that benefit industry and impact people’s lives from sustained and defensible network effects at scale ✓ Strong unit economics and attractive margin profile ©2021 | Aurora Confidential and Proprietary 7

Transaction Summary Overview Transaction structure1 Valuation Capital structure Transaction implies a fully The transaction will be Aurora and Reinvent are diluted pro forma enterprise targeting ~$1.9B of net partnering to transform value of $10.6B proceeds through a the future of transportation combination of RTPY cash â–¹ 5.3x 2027E Revenue in trust and proceeds Founder shares are structured to create from the PIPE transaction Existing Aurora shareholders long-term alignment to retain 84% of the pro Cash at closing is forma equity expected to be ~$2.5B, including Aurora cash on balance sheet, and will focus on funding development and commercialization 1 See “Transaction Overview” slide for additional detail ©2021 | Aurora Confidential and Proprietary 8

De-SPAC structure aligns interests for the long-term Overview One Board seat Price-based vesting Lock-up arrangements At least $1 billion PIPE investment1 Designated for 75% of Reinvent founder Up to a four year lock-up on Reinvent shares subject to Reinvent founder shares in A Reinvent special price-based vesting addition to price-based vesting purpose vehicle, which Triggers of $15.00, $17.50, Aurora directors, executive Reid Hoffman, Mark and $20.00 per share on officers and founders, and Pincus, and Michael Reinvent founder shares certain material existing Thompson will participate investors subject to four year in, will contribute $75mm lock-up arrangements towards the PIPE substantially similar to the Reinvent founder shares All other Aurora shareholders subject to a 6 month lock-up Strong alignment for Aurora & Reinvent to drive significant long-term value for shareholders 1 Subject to potential upsize ©2021 | Aurora Confidential and Proprietary 9

©2021 | Aurora Confidential and Proprietary *Computer-rendered imagery provided for illustrative purposes only 10

Why Aurora is positioned to win Overview Aurora’s approach defines self-driving 2.0 Led by a management team with deep technical and industry experience Architecting best-in-class technology, a highly-scalable solution and optimal path to commercialization to deliver self-driving We expect this transaction A differentiated go-to-market strategy that enables rapid and efficient will fund Aurora through entry to multiple verticals commercialization of the Building a strong, scalable product and revenue base that starts Aurora Driver with trucking and follows with entry into ride-hailing Strong, strategic partnerships accelerate commercialization Aligned commitment and focus support the launch and scale of trucking and ridesharing products Driver as a Service model creates attractive unit economics Asset-light nature leads to significant operating leverage and best-in-class margins ©2021 | Aurora Confidential and Proprietary 11

The Aurora Driver enables the digitalization of transportation ©2021 | Aurora Confidential and Proprietary 12

The Aurora Driver

Delivering the benefits of self-driving technology safely, quickly, and broadly



Increase safety

Every hour **154 people lose their lives**[1] on the world's roads



Transform logistics

In the U.S., **trucking accounts for 300B miles annually & 65% of total goods**[3] movement



Expand access

25.5 million people[2] with a disability in the U.S. have difficulty traveling outside of the home



Improve lives

The average driver spends **54 minutes**[4] **each work day commuting**—the equivalent of 10 days a year

SOURCES: [1] 1.35m people die per year in road fatalities (WHO 2018) https://www.who.int/violence_injury_prevention/road_safety_status/2018/en/external.icon [2] In the 2017 NHTS, an estimated 25.5 million people report having disabilities that make traveling outside the home difficult. (3-20, USDOT Transportation Statistics Annual Report 2018). [3] Trucks moved 65% of Goods by weight in 2017 (https://www.bts.gov/topics/freight-transportation/freight-shipments-mode) [4] 27min one-way commute (US Census Bureau, 2018)

Aurora
©2021 | Aurora Confidential and Proprietary
13

The Aurora Driver

Aurora expects to address the entirety of an enormous transportation market



$700bn Trucking market (US)[1] → **$4tn** Global[4]



$35bn Ride-hailing market (US)[2] → **$1tn / $5tn** Personal mobility TAM (US / Global)[5]



$100bn Local goods delivery market (US)[3] → **$400bn** Global[6]

SOURCES: [1] A.T. Kearney State of Logistics, 2020. [2] Public filings of ride-hailing companies. [3] Pitney Bowes, Parcel Shipping Index Report; analysis of public filings from e-delivery companies. [4] Armstrong & Associates, Global Third Party Logistics, 2019. [5] RAND, The Future of Driving in Developing Countries; Autocosts.info World Statistics; AAA, Your Driving Costs; IRS; Bureau of Transportation Statistics, Household Spending Survey, 2019. [6] Derived from US share of global GDP

Aurora
©2021 | Aurora Confidential and Proprietary
14

The Aurora Driver

The automation of transportation is analogous to the digitalization of advertising

US market size

Market cap of leaders

Digitalization of advertising

1995

$160B

Facebook and Google captured ~70% of US digital market for ads

~$900B

~$1.6T

Automation of transportation

Immediate global addressable market

2021

$835B

Only a handful of winners

Aurora

WAYMO

cruise

Source: CapitalIQ. FB and GOOG shown as current market capitalization on May 28, 2021

Aurora ©2021 | Aurora Confidential and Proprietary

15

©2021 | Aurora Confidential and Proprietary *Computer-rendered imagery provided for illustrative purposes only 16

Driver The Aurora Driver is a common platform Aurora The across transportation verticals Self-driving software Self-driving hardware Maps, offboard support, and other data services Passenger mobility ©2021 | Aurora Confidential and Proprietary 17

Driver The Aurora Driver is set up to be delivered as Aurora The a service and monetized on a usage basis The Driver as a Service business model enables: Focused Rapid scaling through High-margin development partnerships revenue projected ~80% gross profit margins and ~60% projected EBITDA margins over the long-term ©2021 | Aurora Confidential and Proprietary 18

The Optimal Path to Market ©2021 | Aurora Confidential and Proprietary 19

Market Aurora’s differentiated to Path market entry sequence starts in trucking Passenger Local goods Trucking mobility delivery US market 1 2 3 revenue today $700bn $35bn ride-hail $100bn Value proposition Increased vehicle operating Increased vehicle operating Increased driver access and for self-driving hours, driver access, network hours, driver access, network safety uptime/efficiency, and safety uptime/efficiency, and safety Infeasible without long-range, Drafts on truck technology Benefits from trucking and Technical multi-modal perception Emphasizes ride comfort and passenger development considerations Little need for ride comfort human interaction Heavy technology reuse on Leads trucking in road complexity consistent, high-volume routes SOURCES: 1 A.T. Kearney State of Logistics, Selected 2020. 2 Derived from public filings of partners ride-hailing companies. 3 Pitney Bowes, Parcel Shipping Index Report; analysis of public filings from e-delivery companies. ©2021 | Aurora Confidential and Proprietary *Select partners referenced 20

Market The common core of the Aurora Driver facilitates efficient development to Path and rapid adaptation to trucking and ride-hailing The Aurora Driver’s common core requires only minor adaptations for different Redundant Truck vehicles and use cases Trucking Product Trucking is the “tip of the spear”, enabling Aurora to rapidly and efficiently move Common Core into adjacent verticals Ride Hailing Product Redundant Passenger Car ©2021 | Aurora Confidential and Proprietary 21

Market Development, launch, and scale of to Path the Aurora Driver is expected to happen in five phases Phase I Phase II Phase III Phase IV Phase V Lay the foundation Develop & refine Validate Launch Expand (2017-2020) (2021-2022) (Truck: 2022-2023) (Truck: 2023-2024) (Truck: 2024+) (Rides: 2023-2024) (Rides: 2024-2025) (Rides: 2025+) Aurora expects ~$2.5B of cash at closing that we believe will fund product development and deployment through Launch ©2021 | Aurora Confidential and Proprietary 22

Market Aurora’s trucking product is expected to expand to Path across the continental US over eight years Illustrative lane expansion given commercial, technical, and regulatory considerations 2023 2024 2025 2026 2027 2028 2029 2030 ©2021 | Aurora Confidential and Proprietary 23

Industry-Leading Partnerships ©2021 | Aurora Confidential and Proprietary *Computer-rendered imagery provided for illustrative purposes only 24

Aurora’s partnerships accelerate the commercialization Partnerships of the Aurora Driver OEMs Ride Networks Partnered with logistics Partners produce ~50% companies and the of US trucks largest global ride-hailing company Fleet Service Partners Logistics Services ©2021 | Aurora Confidential and Proprietary *Select partners referenced 25

Partnerships

The Aurora Driver can create immense value for trucking partners


Inventory carrying costs, and network inefficiencies
Driver
Insurance
Other
Fuel
Vehicle + maintenance

Trucking cost of operation

Speed up service and supply chains

- The Aurora Driver can operate **24 hours/day** vs a traditional truck's 11
- Moving a load from LA to Houston drops from **2+ days to a single day**
- Can reach **entire US within a day** with only **2-3** distribution centers[1]

Alleviate driver shortage

- **60,000+ driver shortage** set to rise to 160,000 by 2028[2]
- **Aging workforce** as fewer enter a difficult job, with 54% of truckers above 45 years old in 2020, compared with 31% in 1994[3]
- **92% turnover** for large truckload for-hire carriers[4]

Increase safety

- **Half a million US large truck crashes** are reported each year[5]
- Truck Drivers had the **most fatalities of any occupation group in 2018**[6]
- Human factors like recklessness, fatigue and distraction are attributed to **94% of crashes**[7]

Improve energy efficiency

- **>10% fuel and emissions reduction potential** through eco-driving, off-peak deployment, and capping peak speeds[8]

Optimize vehicle utilization and design

- Maximum, near **24 hour** utilization potential without Hours of Service limitations
- **Optimized truck configuration** does not require heavy, expensive creature comforts

SOURCES: [1] Deloitte 'Autonomous trucks lead the way' link, [2] Bureau of Labor Statistics. 2020. Employed persons by detailed industry and age; Analysis of Truck Driver Age Demographics Across Two Decades (2014) White paper, [3]ATA Truck driver shortage analysis 2019, [4] 'Turnover Rate at Large Truckload Carriers Rises in Third Quarter' ATA, [5] Large Truck and Bus Crash Facts 2018, [6] CDLLife 'Driving a truck is the deadliest job in the U.S.' link , [7] NHTSA 2015 Critical Reasons for Crashes Investigated in the National Motor Vehicle Crash Causation Survey, [8] ICCT 'Automation in the long haul: challenges and opportunities' paper

Aurora ©2021 | Aurora Confidential and Proprietary

26

Aurora’s strategic truck OEM Partnerships partners collectively represent ~50% of the US market Partnerships with two of the top three truck OEMs Long-term commitments to build and deploy self-driving trucks at scale, with all parties making significant investment in the success of the programs Deep technical integration to accelerate the development and validation of compelling, driverless-capable trucks Built to scale, allowing the autonomous solution to expand quickly through existing dealer and service networks ©2021 | Aurora Confidential and Proprietary *Computer-rendered imagery provided for illustrative purposes only 27

The Aurora driver is key to a significant Partnerships expansion in the ride-hailing market Safety ✓ Consumer considerations Driver vehicle Direct costs & Direct, parking, ✓ ownership costs parking & value of time Cost Step change reduction in 100% shared mobility cost ✓ 80% Service levels Personalized customer Vehicle experience (VMT) Urban 60% ✓ US Supply access Driver supply constraints Traveled in key markets Miles 40% Energy ✓ Addressable 20% efficiency Accelerates electrification 0 SOURCES: Aurora internal analysis derived from AAA, Your Driving Costs; US Department of Transportation, National Household Travel Survey $3.00 $2.00 $1.00 Price per mile ©2021 | Aurora Confidential and Proprietary 28

©2021 | Aurora Confidential and Proprietary 29

Toyota and Aurora are Partnerships committed long-term partners Top global OEM & Tier 1 Supplier, respectively Long-term commitment: Large investor and major development partnership Structured for success: Relationship built on a strong framework supported at the highest levels ©2021 | Aurora Confidential and Proprietary 30

Aurora’s partnership with Uber Partnerships drives key competitive benefits Compelling commercial relationship: Driven by mutually-beneficial economics and demand â–¸ Long-term commitment: Uber is a large minority investor and CEO is on Aurora’s Board of Directors Unprecedented data advantage: 10 year agreement to receive Uber data ©2021 | Aurora Confidential and Proprietary 31

Access to Uber data is a unique Partnerships competitive advantage Clear roadmap prioritization Optimized fleet positioning Detailed marketplace data Not all self-driving capabilities are Uber data informs our in-market combined with regulatory created equal. Knowing where tactics e.g. fleet rebalancing, understanding enables Aurora to trips take place and what placement of pick-up and drop-off select the best market entry roadways are traversed allows zones and parking. These sequence. Aurora to prioritize capability incremental improvements development. generate more efficient unit economics. ©2021 | Aurora Confidential and Proprietary 32

The Team That Will Deliver ©2021 | Aurora Confidential and Proprietary 33

Team Aurora has proven leadership and expertise Barna Brooklyn Nat Beuse Richard Tame of Hardware VP of Safety VP of Finance Gerhard Tara Green Gerardo Interiano Bart Nabbe David Maday Eschelbeck VP of People VP of Government VP of Corporate VP of Business Chief Information Operations Relations Development & Development Security Officer Strategic Partnerships ©2021 | Aurora Confidential and Proprietary 34

Team

Aurora has the required scale to deliver self-driving

~1600
Employees

1400+
Product & Engineering

175+
PHDs

1100+
Patents[1]


Seattle, WA
Bozeman, MT
Wixom, MI
Pittsburgh, PA
Louisville, CO
San Francisco, CA
Mountain View, CA
Dallas / Ft. Worth, TX
Office
Aurora Test Site Network

[1] Includes patents and pending applications worldwide

Aurora
©2021 | Aurora Confidential and Proprietary
35

Industry-Defining Technology ©2021 | Aurora Confidential and Proprietary *Computer-rendered imagery provided for illustrative purposes only 36

Technology GPS IMU Encoders Lidar Camera Radar Hardware Aurora is innovating Perception Localization throughout the self-driving stack Planning Simulation Control Maps Drive-by-wire Indicates the technologies highlighted in this presentation ©2021 | Aurora Confidential and Proprietary 37

Technology

Aurora's FirstLight Lidar is engineered for the needs of highway driving

Multi-modal long-range sensing

The ability to see at distance with both Lidar & Camera—is crucial to unlocking safe autonomous operation at high speed. FirstLight FMCW Lidar enables quicker reaction and longer range for safer, more capable driving.

Long Range Performance

Coherent light allows FirstLight to see more than twice as far as traditional lidar[1]

Interference Immunity

Eliminates virtually all interference from sunlight and other sensors

Simultaneous Range + Velocity

Doppler effect provides high velocity precision at every point


FirstLight Lidar
• Not limited by solar loading
• Immune to sensor interference
• Provides instantaneous range and velocity

[1] Based on internal Aurora testing of lidar

Aurora ©2021 | Aurora Confidential and Proprietary
38

©2021 | Aurora Confidential and Proprietary 39

Developing lidar in-house Technology has many advantages There are significant challenges relying on externally-developed lidar Step Step 1 Digest data, revise undamental of vision and assumptions, iterate technology Lack clarity in requirements Risk of being left out via exclusivity Tier 1s have long cycle times Aurora is internally developing its lidar to meet the needs of self-driving Rapid iteration and feedback Step 2 Synchronized development with fleet Deploy early Product requirements supply prototypes on fleet determined jointly Vertically integrated to ensure with perception ©2021 | Aurora Confidential and Proprietary 40

Aurora’s Virtual Testing Suite creates a paradigm shift Technology in testing safety, efficiency, and speed Aurora’s Virtual Testing Suite (which includes simulation and data replay technologies) improves: â–¸ Safety: Dramatically reduces the number of on-road miles needed to develop the Aurora Driver â–¸ Efficiency: Aurora’s motion planning simulation is 2,500x less expensive than on-road testing â–¸ Speed: At scale, Aurora’s Virtual Testing Suite can simulate in one hour, the equivalent of over 50,000 trucks operating on the road. Aurora was able to simulate 2.25M unprotected left hand turns before testing that capability on public roads. ©2021 | Aurora Confidential and Proprietary 41

The Aurora Atlas is HD Technology mapping with exceptional maintainability Aurora’s Atlas architecture: â–¸ Provides accuracy where it’s needed most: near the vehicle â–¸ Unlocks rapid (near-real-time) updates â–¸ Enables efficient maintenance so that map data can always be up-to-date â–¸ Shards data so that map building can be massively parallelized ©2021 | Aurora Confidential and Proprietary 42

Financial Forecast ©2021 | Aurora Confidential and Proprietary 43

Driver as a Service business model Financials is highly capital efficient Description Aurora provides its technology to an external fleet owner and/or operator Revenue Fee per mile Variable: Insurance2, Aurora Driver hardware/maintenance cost3, Teleassist, Cloud, Telecommunications, and any variable fees paid to partners Costs borne by Aurora1 Fixed: Development & extension of Aurora Driver Fleet Ownership Third Party Fleet Operation Third Party 1 Cost allocations subject to change as we commercialize and further define sharing of costs with our partners. 2 Insurance cost may be borne by our partners. 3 Aurora Driver hardware cost expected to be leased, with cost passed through to customer. Note: For the first 1-2 years of commercial operations, we expect to own and operate our own small fleet as we learn and develop the playbooks for our partners. ©2021 | Aurora Confidential and Proprietary 44

©2021 | Aurora Confidential and Proprietary *Computer-rendered imagery provided for illustrative purposes only 45

Financials

Aurora intends to fund its development operations primarily with proceeds from this transaction

- Aurora expects to have ~$2.5B cash at closing that we expect to fund product development and deployment of the Aurora driver through launch
- Aurora expects to continue to generate partner development revenue and pre-commercialization revenue (with vehicle operators) before widespread launch
- Aurora anticipates beginning to generate revenue from trucks without vehicle operators in late 2023, with a small fleet of 20 trucks owned and operated by Aurora

Fiscal Year End December 31

($ in millions)	2021E	2022E	2023E	2024E	2025E	2026E	2027E
US trucking VMT (bn miles)	nm	nm	183	186	189	191	194
Aurora trucking VMT (mm miles)	nm	nm	1	20	134	952	3,264
% Mkt Penetration[1]	*nm*	*nm*	*0.0%*	*0.0%*	*0.1%*	*0.9%*	*2.5%*
Trucking revenue	--	--	$2	$30	$113	$580	$1,875
US ride-hailing VMT (bn miles)	nm	nm	nm	1,972	1,985	1,998	2,012
Aurora ride-hailing VMT (mm miles)	nm	nm	nm	1	9	63	249
% Mkt. Penetration[2]	*nm*	*nm*	*nm*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Rides revenue	--	--	--	$1	$10	$42	$137
Commercial revenue	--	--	$2	$31	$123	$622	$2,012
Other revenue[3]	$100	$51	$2	--	--	--	--
Total Revenue	$100	$51	$4	$31	$123	$622	$2,012
% Growth	*nm*	*nm*	*nm*	*730%*	*301%*	*407%*	*224%*
Gross profit	100	50	($0)	$2	$28	$349	$1,348
% Margin	*nm*	*nm*	*(2%)*	*8%*	*23%*	*56%*	*67%*
EBITDA	($515)	($611)	($735)	($787)	($808)	($555)	$192
% Margin	*nm*	*nm*	*nm*	*nm*	*nm*	*nm*	*10%*
FCF	($553)	($651)	($784)	($863)	($834)	($584)	$150

[1] Denotes End of Year Run Rate
[2] Rides market penetration % does not exceed 0.1% in projection
[3] Other revenue includes partner development fees & pre-commercialization (manned) fleet operations
Note: See "Key Forecast Assumptions" slide for additional details on key assumptions utilized in these projections.

Aurora ©2021 | Aurora Confidential and Proprietary

46

Financials

Aurora's commercial model and development roadmap anticipates 2027 breakeven

- Operating leverage working in partnership with existing networks allows rapid post-launch scaling
- Driver as a Service model enables attractive gross margins
- Massive growth potential in market penetration in both trucking & passenger mobility markets post-2027

Fiscal Year End December 31

($ in millions)	2021E	2022E	2023E	2024E	2025E	2026E	2027E
US trucking VMT (bn miles)	nm	nm	183	186	189	191	194
Aurora trucking VMT (mm miles)	nm	nm	1	20	134	952	3,264
% Mkt Penetration[1]	*nm*	*nm*	*0.0%*	*0.0%*	*0.1%*	*0.9%*	*2.5%*
Trucking revenue	--	--	$2	**$30**	**$113**	**$580**	**$1,875**
US ride-hailing VMT (bn miles)	nm	nm	nm	1,972	1,985	1,998	2,012
Aurora ride-hailing VMT (mm miles)	nm	nm	nm	1	9	63	249
% Mkt. Penetration[2]	*nm*	*nm*	*nm*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Rides revenue	--	--	--	**$1**	**$10**	**$42**	**$137**
Commercial revenue	--	--	$2	$31	$123	$622	$2,012
Other revenue[3]	$100	$51	$2	--	--	--	--
Total Revenue	$100	$51	$4	**$31**	**$123**	**$622**	**$2,012**
% Growth	*nm*	*nm*	*nm*	*730%*	*301%*	*407%*	*224%*
Gross profit	100	50	($0)	$2	$28	$349	$1,348
% Margin	*nm*	*nm*	*(2%)*	*8%*	*23%*	*56%*	*67%*
EBITDA	($515)	($611)	($735)	($787)	($808)	($555)	$192
% Margin	*nm*	*nm*	*nm*	*nm*	*nm*	*nm*	*10%*
FCF	($553)	($651)	($784)	($863)	($834)	($584)	$150

[1] Denotes End of Year Run Rate
[2] Rides market penetration % does not exceed 0.1% in projection
[3] Other revenue includes partner development fees & pre-commercialization (manned) fleet operations
Note: See "Key Forecast Assumptions" slide for additional details on key assumptions utilized in these projections.

Aurora
©2021 | Aurora Confidential and Proprietary
47

TAM drives large long-term Financials outcome potential â–¸ Massive US trucking and ride hailing markets enable significant revenue even at small % 2030E Trucking penetration revenues ($bn) Aurora market penetration1 â–¸ Driver as a Service model creates attractive 7.5% 10.0% 12.5% unit economics and we expect the asset-light $0.45 $6.9 $9.1 $11.4 nature of our model to lead to significant operating leverage and best-in-class mile $0.55 $8.4 $11.2 $14.0 long-term margins: Revenue per $0.65 $9.9 $13.2 $16.5 â–¹ ~80% truck gross margin â–¹ ~75% rides gross margin 2030E Rides 2 Aurora market penetration â–¹ ~60% EBITDA margin revenues ($bn) 0.25% 0.5% 0.75% $0.30 $1.5 $3.1 $4.6 mile $0.40 $2.1 $4.1 $6.2 Revenue per $0.50 $2.6 $5.1 $7.7 1 Projection based on 203bn VMT for 2030. FHWA Combination Truck (tractor trailer), 1.5% annual growth 2 Projection based on 2,053bn VMT for 2030. FHWA US urbanized area light duty, 0.7% annual growth ©2021 | Aurora Confidential and Proprietary 48

Aurora’s next-generation approach Financials positions it to win â–¸ Led by a management team with deep technical and industry experience â–¸ A differentiated go-to-market strategy that enables rapid and efficient entry to multiple verticals â–¸ Strong, strategic partnerships accelerate commercialization â–¸ Driver as a Service model creates attractive unit economics ©2021 | Aurora Confidential and Proprietary 49

Valuation Benchmarking ©2021 | Aurora Confidential and Proprietary *Computer-rendered imagery provided for illustrative purposes only 50

Transaction Overview

Transaction overview

$mm, except per share data

Sources	$
Rollover equity	$11,000
PIPE proceeds[1]	1,000
Reinvent cash held in trust	978
Total sources	**$12,978**

Uses	$
Rollover equity	$11,000
Cash proceeds to Aurora[2]	1,878
Estimated transaction costs	100
Total uses	**$12,978**

Pro-forma valuation	$
Share price	$10.00
Pro-forma shares outstanding[3]	1,304
Equity value	**$13,039**
Net cash[4]	2,478
Aggregate value	**$10,562**

Illustrative pro-forma ownership

7%
PIPE holders[5]

9%
SPAC public holders[5]



84%
Existing Aurora shareholders

[1] PIPE proceeds will be at least $1B, subject to potential upsize. A Reinvent special purpose vehicle, which Reid Hoffman, Mark Pincus, and Michael Thompson will participate in, will contribute $75M towards the PIPE.
[2] Cash proceeds to Aurora includes PIPE proceeds and Reinvent cash held in trust less estimated transaction costs.
[3] Pro-forma shares outstanding based on a $10.00 per share price and includes 25% of 24.3M Reinvent shares vested at closing. Additionally, pro forma shares excludes potential dilution from out-of-the-money warrants and further assumes no redemptions by RTPY existing public shareholders.
[4] Includes estimated $600M of Aurora pro forma cash and cash equivalents unaudited as of estimated closing of September 30, 2021 and $1,878M of net proceeds to be added to Aurora's balance sheet. Assumes no redemptions by existing RTPY shareholders.
[5] PIPE holders excludes Reinvent Sponsors investment in the PIPE, but includes existing Aurora shareholders investment in the PIPE. SPAC public holders includes Reinvent Sponsors investment in the PIPE. Existing Aurora shareholders excludes existing Aurora shareholders' investment in the PIPE.
Note: The combined company will have a dual class stock structure. The combined company Class A common stock will have the same economic terms as the combined company Class B common stock, but the Class A common stock will carry one vote per share while the Class B common stock will carry ten votes per share. Each share of Class B common stock is convertible at any time at the option of the holder. Additionally, each share will automatically convert upon a sale or transfer of such share or the death of such holder, subject to certain exceptions. Further, each outstanding shares of Class B common stock will automatically convert into one share of Class A common stock (i) upon written election of 2/3 of the holders of Class B common stock, (ii) if the Aurora Founders hold less than 20% of the Class B common stock they held immediately after the Merger, or (iii) 9 months following the death or disability of all Aurora Founders. Following the Merger, the combined company Class B common stock will be held by (x) the Aurora Founders and (y) shareholders of Aurora pre-Merger that held Series A Preferred Stock and Series B Preferred Stock. Following the Merger, holders of Class B common Stock will own approximately 85% of the voting power of the combined company.

Aurora ©2021 | Aurora Confidential and Proprietary

51

Analogous autonomous precedents validate valuation upside Benchmarking Valuation Valuation across last five rounds Latest valuation $30 $31 $19 bn) $15 bn) $12 $ ( $ ( $1 2016 2018 2018 2019 2021 2020 Lead â–¸ Waymo and its autonomous taxi business Investor: was most recently valued at $31bn Employee 35 ~350 ~350+ 1,500 1,650+ Count: Source: PitchBook ©2021 | Aurora Confidential and Proprietary 52

Operational benchmarking Benchmarking At Scale Peers Long-Term Bets 2021E-2023E Revenue CAGR Outer Years Revenue CAGR1 Operational 807% 305% 355% Growth 158% 61% 33% 32% 51% Revenue 31% 11% 24% 2025-2027E Revenue CAGR Median 33% 2021E Gross Margin Outer Years Gross Margin² 78% 67% 68% 66% 55% 54% 62% Margin 34% 31% Gross 22% 23% 2027E Gross Margin Median 62% Gross Profit Growth3 589% 33% 63% 33% 30% 12% 30% 185% 364% 891% 58% Source: Wall Street Research, Bloomberg, IBES Estimates, Public company Filings and Public Prospectuses; Market data as of 9-Jul-2021 1 Showing 2025-2027E Revenue CAGR for QuantumScape, 2023-2025E Revenue CAGR for TuSimple and Luminar, and 2024-2026E Revenue CAGR for Lucid. Aurora Disruptive Hardware 2 Showing 2025E Gross Margin for Luminar and TuSimple, 2026E Gross Margin for Lucid, 2027E Gross Margin for QuantumScape. High Growth 3 Showing 2025-2027E Gross Profit CAGR for Aurora, 2021-203E Gross Profit CAGR for “At Scale Peers,” 2023-2025E Gross Profit CAGR for Luminar, 2025-2027E Gross Profit CAGR for Disruptive AutoTech Usage-Based Software QuantumScape, 2024-2026E Gross Profit CAGR for Lucid, and 2024-2025E Gross Profit Growth for TuSimple. Note: Aurora metrics represent management projections. ©2021 | Aurora Confidential and Proprietary 53

Valuation benchmarking Benchmarking At Scale Peers Long-Term Bets EV / 2022E Revenue EV / Outer Years Revenue2 Valuation 53.8x 31.0x 30.0x 20.4x 18.7x 11.1x 8.6x 5.3x 4.9x 3.2x Revenue 1.6x / EV 2027E 1 Median: 30.5x EV / 2022E Gross Profit EV / Outer Years Gross Profit3 77.8x 59.3x Profit 48.1x 38.5x 36.3x 28.0x 14.3x 13.8x Gross 7.8x 10.3x 6.7x / EV 2027E 1 Median: 49.9x Source: Wall Street Research, Bloomberg, IBES Estimates, Public company Filings; Market data as of 9-Jul-2021 Aurora Disruptive Hardware 1 Implied multiples based on Aurora fully distributed EV of $10.6B. High Growth 2 Showing 2025E Revenue multiple for Luminar and TuSimple, 2026E Revenue multiple for Lucid, and 2027E Revenue multiple for QuantumScape. Disruptive AutoTech Usage-Based Software 3 Showing 2025E Gross Profit multiple for Luminar and TuSimple, 2026E Gross Profit multiple for Lucid, and 2027E Gross Profit multiple for QuantumScape. Note: Aurora metrics represent management projections. ©2021 | Aurora Confidential and Proprietary 54

©2021 | Aurora Confidential and Proprietary 55

Appendix ©2021 | Aurora Confidential and Proprietary 56

Appendix

Development, launch, and scale of the Aurora Driver is expected to happen in five phases

	Phase I Lay the Foundation (2017-2020)	Phase II Develop & Refine (2021-2022)	Phase III Validate (Truck: 2022-2023) (Rides: 2023-2024)	Phase IV Launch (Truck: 2023-2024) (Rides: 2024-2025)	Phase V Expand (Truck: 2024+) (Rides: 2025+)
Product	Minimally viable product defined & go-to-market strategy outlined	Commercial pilots expanded; customer support infrastructure developed	Trucking and rides products (Driver + Vehicle + Operational Infrastructure) validated	Driverless truck product launched on initial lane(s); rides product launched in initial geo(s)	Truck lane coverage, trailer types & use cases expands Rides product launches & trip coverage grows
Driver	Functional architecture designed; HW/SW foundational driving capability developed	Design-representative HW complete Software performance refined	HW & SW validated for initial operational domain	Additional vehicles, lanes, and markets begin development	Post-MVP SW capabilities added to incrementally unlock new lanes & trips
Vehicle	Platform partners & requirements developed	Driverless-capable truck and passcar platforms designed	Release candidate truck & passcar platforms validated	Start of scale vehicle production	Driver HW, truck platform & passcar platforms optimized for cost/scale
Operations	Development process established; commercial process prototyped/tested in first customer pilot	Development & commercial operations integrated Commercial infrastructure & ops established	End-to-end commercial pilots ramped; operational support infrastructure refined	Commercial engagements grown Operational presence & processes hardened Third parties trained	Select operational support workstreams transitioned to third-party partners

Aurora ©2021 | Aurora Confidential and Proprietary 57

Appendix

Self-driving 2.0: Aurora is developing the next-generation approach to self-driving

		Self-driving 1.0	Self-driving 2.0
Hardware	Vehicle interface	Highly customized/bespoke to a single vehicle	Widely adaptable/consistent platform approach
	Sensor suite	Limited range, resolution, and data	Advanced range, resolution, and data on multiple sensor modes (e.g FirstLight lidar, imaging radar, custom cameras)
Software	Structured learning	Machine learned and engineered approaches largely segregated	ML and engineering elegantly interleaved throughout the system (perception, forecasting, motion planning & controls)
	Virtual development	Heavily focused/reliant on slow, inefficient on-road testing to understand system performance	Leverages a full suite of simulation and log-based tests for both module and end-to-end performance. Extremely high fidelity sensor simulation; large-scale structured tests; every disengagement analyzed & turned into durable offline tests
	Localization	2-3 degree of freedom positioning	6 degree of freedom, highly-accurate/precise positioning
	Mapping	Globally-consistent at the expense of local consistency and maintainability. Difficult to edit and deploy localized changes	Sharded, lightweight, locally-consistent Aurora Atlas that enables high accuracy, localized changes, and rapid — even over the air — updates

Aurora
©2021 | Aurora Confidential and Proprietary
58

Key forecast assumptions Appendix The Aurora financial model attempts to quantify our projected US trucking & rides business opportunity, based on a number of operational assumptions that include: Addressable vehicle miles traveled (VMT). For trucking, we start with 175bn miles as our addressable market based on the combination truck VMT as reported by the Federal Highway Administration (FHWA, 2019) and assume this grows to 194bn miles by 2027 based on 1.5% forecast combination truck growth from FHWA.1 Our trucking projections only include combination trucks even though the Aurora Driver is built to work on other types of trucks. For rides, we start with 1.9tn urbanized area light-duty passenger VMT (FHWA, 20192) as addressable vehicle miles traveled. Market penetration. For trucking, our projections assume we launch our driverless trucking product in late 2023 and grow to 2.5% of US combination truck VMT by the end of 2027. This ramp was based on a projection of number of Aurora Driver-powered trucks deployed and annual miles per truck. To test this, we also projected indicative geographic expansion. By 2027, we expect to begin to penetrate the US ride hailing market and have assumed we have grown to 0.02% of US urbanized area light-duty VMT (FHWA, 20191). This ramp was based on a projection of number of cars deployed and annual miles per car. To test this, we also projected indicative city expansion plans. Business model. Our projections assume that we own and operate the trucks we deploy through 2024 and the cars we deploy through 2025. Once we define processes and playbooks for our partners, we expect to begin the transition to our DaaS business model. For trucks, we assume that transition to DaaS occurs in 2025 and for rides, we assume that transition to DaaS occurs in 2026. Pricing. Revenue per mile projections are based on a variety of operational assumptions including customer willingness to pay, current cost of ownership, as well as the total cost of ownership of an autonomous vehicle fleet. Gross profit. Our projections assume profit margins improve over time with cost efficiencies and technical advancement, including reductions in the hardware cost of our system and reductions in insurance cost. EBITDA. Other key assumptions impacting our projections include technology and development expenses, general and administrative expenses, mapping and city development costs and others. Free Cash Flow. Given our asset-light model we are projecting limited capital expenditures. We assume we begin to pay taxes in 2027. There are additional highly relevant markets that the Aurora Driver can operate in such as local goods delivery, international geographies, and personally owned vehicles that are not quantified in our projections. 1 2021 | Aurora Confidential and Proprietary Due to unavailability of 2020 FHWA numbers at the time of preparation, we have assumed 2020 combination truck VMTs to be flat due to COVID-19 59 2 The share of light duty VMT in urban areas from FHWA Table VM-1 used used to estimate urbanized light duty VMT quantified in HM-71

Historical Financial Summary ($ in thousands) Fiscal Year End December 31, 2020 Fiscal Year End December 31, 2019 Development services revenue $- $19,601 Operating expenses: Cost of revenue—160 Research and development 179,426 107,368 Selling, general and administrative 38,693 25,591 Total operating expenses $218,119 $133,119 Loss from operations ($218,119) ($113,518) Other income (expense): Interest income 3,717 11,701 Other expense (45) (31) Loss before income taxes ($214,447) ($101,848) Income tax expense (benefit) 2 (7,771) Net Loss ($214,449) ($94,077) Basic and diluted net loss per share ($1.72) ($0.80) Basic and diluted weighted–average shares outstanding 124,743,865 117,188,874 Source: Aurora Innovation, Inc. 2020 audited financial statements ©2021 | Aurora Confidential and Proprietary 60

Risk Factors (1/4) Appendix Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this Presentation, before deciding to invest in our common stock. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks or uncertainties, as well as by risks or uncertainties not currently known to us, or that we do not currently believe are material. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. ©2021 | Aurora Confidential and Proprietary 61

Risk Factors (2/4) Appendix Risks Related to Our Technology, Business Model and Industry Risks Related to Our Business Operations 1. We are an early stage company with a history of losses, and we expect to incur significant 13. Our business plans require a significant amount of capital. In addition, our future capital expenses and continuing losses for the foreseeable future. needs may require us to sell additional equity or debt securities that may dilute our 2. Our limited operating history makes it difficult to evaluate our future prospects and the stockholders. risks and challenges we may encounter. 14. We may experience difficulties in managing our growth and expanding our operations. 3. Self-driving technology is an emerging technology, and we face significant technical 15. Our operating and financial results projections rely in large part upon assumptions and challenges to commercialize our technology, and if we cannot successfully overcome analyses developed by us. If these assumptions or analyses prove to be incorrect, our actual those challenges or do so on a timely basis, our ability to grow our business will be operating results may be materially different from our projections and our estimates of negatively impacted. certain financial metrics may prove inaccurate. 4. It is possible that our technology will have more limited performance or may take us longer 16. As part of growing our business, we have in the past and may in the future make acquisitions. to complete than is currently projected. This could materially and adversely affect our If we fail to successfully select, execute or integrate our acquisitions, it could materially and addressable markets, commercial competitiveness, and business prospects. adversely affect our business, prospects, financial condition and results of operations, and our 5. Due to the inherent risks associated with self-driving vehicles, there is the possibility that stock price could decline. any accident involving an Aurora-powered vehicle could lead to the loss of human life or a 17. We will need to rapidly upgrade and improve our operational and financial systems to medical emergency. support our expected growth, increasingly complex business arrangements, and rules 6. We operate in a highly competitive market and some market participants have governing revenue and expense recognition and any inability to do so will adversely affect substantially greater resources. If one or more of our competitors commercialize their our billing and reporting. self-driving technology before we do, develop superior technology, or are perceived to 18. Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic have better technology, it could materially and adversely affect our business, prospects, events, global pandemics, and interruptions by man-made problems, such as terrorism. financial condition and results of operations. Material disruptions of our business or information systems resulting from these events could 7. Our services may not be generally accepted by the public or our end-customers. If we are materially and adversely affect our business, financial condition and results of operations. unable to earn the public’s trust and provide a quality service, our business and reputation 19. Interruption or failure of Amazon Web Services or other information technology and may be materially and adversely affected. communications systems that we rely upon could materially and adversely affect our 8. Self-driving systems may be delayed in adoption by trucking carriers, ride-hail networks, business, financial condition and results of operations. delivery service providers, and additional emissions and safety requirements may further 20. Our future insurance coverage may not be adequate to protect us from all business risks. impact our business. 21. Any financial or economic crisis, or perceived threat of such a crisis, including a significant 9. Our plan to own, lease, and operate self-driving vehicles during the start of decrease in consumer confidence, could materially and adversely affect our business, commercialization will require significant cash investments, and we may not be able to prospects, financial condition and results of operations. transition to a Driver-as-a-Service model as quickly as we would like. 22. Unanticipated changes in effective tax rates, adverse outcomes resulting from examination of 10. It is possible that Aurora’s self-driving unit economics do not materialize as expected. This our income, changes in tax laws or regulations, changes in our ability to utilize our net could significantly hinder our ability to generate a commercially viable product and could operating loss, or other tax-related changes could materially and adversely affect our materially and adversely affect our business, prospects, financial condition and results of business, prospects, financial condition and results of operations. operations. Risks Related to Our Dependence on Third Parties 11. We are highly dependent on the services of our Chief Executive Officer. 23. Our success will depend on our ability to successfully maintain, manage, and execute our 12. We are highly dependent on our senior management team and other highly skilled existing partnerships and obtain new partnerships. personnel, and if we are not successful in attracting or retaining highly qualified personnel, 24. We are dependent on our suppliers, some of which are single or limited source suppliers, and we may not be able to successfully implement our business strategy. the inability of these suppliers to deliver necessary components at prices and volumes acceptable to us could materially and adversely affect our business, prospects, financial condition and operating results. 25. Manufacturing in collaboration with partners is subject to risks. 26. If we are unable to establish and maintain confidence in our long-term business prospects among partners, end-customers and analysts and within our industry or are subject to negative publicity, it could materially and adversely affect our business, prospects, financial condition and results of operations. ©2021 | Aurora Confidential and Proprietary 62

Risk Factors (3/4) Appendix Risks Related to Our Legal and Regulatory Environment Risks Related to Our Intellectual Property and Data Privacy 27. Burdensome regulations, inconsistent regulations, or a failure to receive regulatory 38. Despite the actions we are taking to defend and protect our intellectual property, we may not approvals of our technology could materially and adversely affect our business, financial be able to adequately protect or enforce our intellectual property rights or prevent condition and results of operations. unauthorized parties from copying or reverse engineering our solutions. Our efforts to protect 28. The evolution of the regulatory framework for self-driving vehicles is outside of our control and enforce our intellectual property rights and prevent third parties from violating our rights and we cannot guarantee that our vehicles will achieve the requisite level of autonomy to may be costly. enable driverless systems within our projected timeframe, if ever. 39. Third-party claims that we are infringing intellectual property, whether successful or not, 29. We are subject to governmental export and import control laws and regulations. Our could subject us to costly and time-consuming litigation or expensive licenses, which could failure to comply with these laws and regulations could materially and adversely affect our materially and adversely affect our business, financial condition or results of operations. business, prospects, financial condition and operating results. 40. We may need to defend ourselves against intellectual property infringement claims, which 30. We have in the past and may become involved in legal and regulatory proceedings and may be time-consuming and could cause us to incur substantial costs. commercial or contractual disputes, which could have an adverse effect on our 41. We rely on licenses from third parties for intellectual property that is critical to our business, profitability and consolidated financial position. and we would lose the rights to use such intellectual property if those agreements were 31. Changes to trade policy, tariffs and import/export regulations could materially and terminated or not renewed. adversely affect our business, prospects, financial condition and operating results. 42. Our intellectual property applications for registration may not issue or be registered, which 32. We are subject to, and must remain in compliance with, numerous laws and governmental may have a material adverse effect on our ability to prevent others from commercially regulations concerning the manufacturing, use, distribution and sale of our products. Some exploiting products similar to ours. of our partners also require that we comply with their own unique requirements relating to 43. As our patents may expire and may not be extended, our patent applications may not be these matters. granted and our patent rights may be contested, circumvented, invalidated or limited in 33. Our business may be or may become subject to a variety of U.S. and foreign laws, many of scope, our patent rights may not protect it effectively. In particular, we may not be able to which are unsettled and still developing, and which could subject us to claims or otherwise prevent others from developing or exploiting competing technologies, which could materially harm our business. Any change in existing regulations or their interpretation, or the and adversely affect our business, prospects, financial condition and results of operations. regulatory climate applicable to our products and services, or changes in tax rules and 44. In addition to patented technology, we rely on our unpatented proprietary technology, trade regulations or interpretation thereof related to our products and services, could adversely secrets, processes and know-how. impact our ability to operate our business as currently conducted or as we seek to operate 45. We may be subject to damages resulting from claims that we or our employees have in the future, which could materially and adversely affect our business, prospects, financial wrongfully used or disclosed alleged trade secrets of our employees’ former employers. condition and results of operations. 46. We are subject to cybersecurity risks to operational systems, security systems, infrastructure, 34. We are subject to environmental regulation and may incur substantial costs. integrated software and partners and end-customers data processed by us or third-party 35. We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or economic sanctions and similar laws, and non-compliance with such laws can subject us breach of security could materially and adversely affect our business, financial condition and to administrative, civil and criminal fines and penalties, collateral consequences, remedial results of operations. measures and legal expenses, all of which could materially and adversely affect our 47. Failures, or perceived failures, to comply with privacy, data protection, and information business, prospects, financial condition and result of operations and also our reputation. security requirements in the variety of jurisdictions in which we operate may materially and 36. Our business may be materially and adversely affected if we fail to comply with the adversely affect our business, financial condition and results of operations, and such legal regulatory requirements under the Federal Food, Drug, and Cosmetic or the Food and Drug requirements are evolving, uncertain and may require improvements in, or changes to, our Administration, the FDA. policies and operations. 37. We may be subject to product liability that could result in significant direct or indirect costs, which could materially and adversely affect our business, financial condition and results of operations. ©2021 | Aurora Confidential and Proprietary 63

Risk Factors (4/4) Appendix Risks Related to the Business Combination Risks Relating to Ownership of Our Common Stock 48. The consummation of the Business Combination is subject to a number of conditions and 56. We cannot predict the impact our dual class structure may have on the market price of our if those conditions (including approval by shareholders of Reinvent of the Business common stock. Combination and certain regulatory approvals) are not satisfied or waived, the proposed 57. Delaware law and provisions in our amended and restated certificate of incorporation and transaction may not be completed. amended and restated bylaws could make a merger, tender offer or proxy contest difficult, 49. We have various material contracts which may require obtaining third party consents to thereby depressing the market price of our common stock. complete the Business Combination. 58. Our amended and restated bylaws will designate a state or federal court located within the State 50. The announcement or pendency of the Business Combination may impact on our business of Delaware and the federal district courts of the United States as the exclusive forum for relationships, performance and operations generally. substantially all disputes between us and our stockholders, which could limit our stockholders’ 51. The Business Combination may disrupt our current business plans and operations and ability to choose the judicial forum for disputes with us or our directors, officers or employees. may cause difficulties in retaining our employees. 59. If the Business Combination is consummated, we expect to incur significant increased expenses 52. Legal proceedings may be instituted against us or Reinvent related to the Business and administrative burdens as a public company, which could negatively impact our business, Combination. financial condition and results of operations. 53. We may not be able to obtain or maintain Reinvent’s securities listing on the desired stock 60. The requirements of being a public company, including compliance with the reporting exchange. requirements of the Exchange Act, the requirements of the Sarbanes-Oxley Act and the 54. We and Reinvent will incur transaction costs in connection with the Business Combination. Dodd-Frank Act, may strain our resources, increase our costs, and divert management’s 55. The Reinvent board has not obtained and may not obtain a third-party valuation or attention, and we may be unable to comply with these requirements in a timely or cost-effective fairness opinion in determining whether to proceed with the Business Combination. manner. In addition, key members of our management team have limited experience managing a public company. 61. There may not be an active trading market for our common stock, which may make it difficult to sell shares of our common stock. 62. Our common stock and warrants will be subject to registration with the Securities and Exchange Commission (“SEC”), and upon registration, the share price may be highly volatile due to a variety of factors, such as changes in the competitive environment in which we will operate, the regulatory framework of the industry in which we will operate, developments in our business and operations, and changes in the capital structure, which could cause the value of your investment to decline. 63. Sales of a substantial number of shares of our securities in the public market, including those issued upon exercise of warrants, could cause the market price of our common stock to drop significantly. 64. If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our stock, our stock price and trading volume could materially decline. 65. Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us. 66. We do not intend to pay dividends for the foreseeable future. 67. We may be subject to securities litigation, which is expensive and could divert management attention. 68. The SEC has recently issued guidance on the accounting treatment of warrants. Reinvent Technology Partners Y (“Reinvent”) has accounted for its outstanding warrants as a warrant liability and will be required to determine the value warrant liability quarterly, which could have a material impact on its financial position and operating results. Such guidance may also require Reinvent to restate or revise its financial statements, make new SEC filings or file amendments to ©2021 | Aurora Confidential and Proprietary existing filings or amend certain provisions of the warrant agreement. 64